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                                   AMENDMENT
                                      TO
                              EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement is entered into as of March 28, 2000 (this "Amendment"), between ObjectSpace, Inc., a Delaware corporation (the "Company"), and Mr. David Norris, an individual residing in the State of Texas ("Mr. Norris") and amends that certain Employment Agreement between the parties dated as of December 30, 1998 (the "Agreement")

        In consideration of the mutual promises contained in this Amendment, the parties agree as follows:

        1. As consideration for this Amendment, the Company agrees to, and will provide updated confidential and proprietary information and trade secrets to Mr. Norris during his term of employment and after the execution of this Amendment

        2. Section 8(a) of the Agreement is hereby amended in its entirety to read as follows:

           (a) Non-Compete. During the period that the Executive is employed by the Employer and for a period of one year following the termination of employment for any reason, the Executive agrees that the Executive will not (i) own or have any interest in, or act as a manager, officer, director, executive, consultant, agent or representative of, or assist in any way or in any capacity, any person, firm, association, partnership, corporation, limited liability company, or other entity that
               (a) manufactures, distributes or sells products in competition with the Employer's Products (as hereinafter defined), anywhere within North America, or (b) solicit business in competition with the Employer from (y) any of the Employer's customers who transacted business with the Employer during the one year period prior to such termination with whom the Executive or his direct reports had contact, or (z) any of the Employer's potential customers with whom the Employer or his direct reports had contact during the one year period prior to such termination. As used herein, "Products" means the same or similar products or services as the Employer provides during Executive's term of employment, including, but not limited to a line of "middleware" products known as "Voyager," business to business integration products known as "OpenBusiness," and object-oriented consulting and training services. The Executive acknowledges and agrees that the Employer sells the Products throughout North America and,

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               therefore, the geographic scope of the restriction contained herein is both reasonable and necessary under the circumstances. Notwithstanding anything in this Section 8(a) to the contrary, in the event employment is terminated by Employer without Cause or by Executive for Good Reason, Executive shall be entitled to provide training and consulting services to any Persons other than customers and potential customers identified in clause (b)(y) and (b)(z) of this
               Section 8(a).

        3. Except as set forth herein, all other terms and conditions of the Agreement remain in full force and effect, and are hereby ratified.

The parties have signed this Amendment as of the date first above set forth.

OBJECTSPACE, INC.


By: /s/ Paul A. Lipari               /s/ David Norris
    ---------------------------      ---------------------------
        Paul A. Lipari                   David Norris
        Chief Financial Officer


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